Exhibit 99.1

FOR
NEWS BULLETIN FROM:	RE:

15301 Ventura Blvd., Bldg B, Suite 300 Sherman Oaks, CA 91403 (818) 662-9800 NYSE: SZ

AT THE COMPANY:		AT FINANCIAL RELATIONS BOARD:
Keith Wall	Liz Baskerville	Laurie Berman	Tricia Ross
Vice President and CFO	Director, Planning	General Information	Investor/Analyst Contact
(818) 662-9800	(818) 662-9800	(310) 854-8315	(617) 520-7064

FOR IMMEDIATE RELEASE

Houlihan Lokey Howard & Zukin Financial Advisors Renders Written Bring-down Opinion to
Worldwide Restaurant Concepts, Inc.

SHERMAN OAKS, Calif., September 20, 2005 — Worldwide Restaurant Concepts, Inc. (NYSE: SZ) announced today that, in connection with the previously announced merger with affiliates of Pacific Equity Partners, pursuant to which the affiliates of Pacific Equity Partners will acquire all outstanding capital stock of Worldwide Restaurant Concepts, Houlihan Lokey Howard & Zukin Financial Advisors has rendered a written bring-down opinion to the Special Committee and the Board of Worldwide Restaurant Concepts that appears below.

Houlihan Lokey Howard & Zukin Financial Advisors’ written bring-down opinion was based on an assumed per share merger consideration of $6.92 calculated as of September 20, 2005 using the formula provided for in the merger agreement, which takes into account the exchange rate between Australian dollars and U.S. dollars.  Because the actual per share merger consideration will be determined on the business day before the closing of the merger, the actual per share merger consideration cannot be determined at this time.  The actual per share merger consideration may be different from the amount used by Houlihan Lokey in rendering its written bring-down opinion.  However, pursuant to the merger agreement, in no event will the per share merger consideration be less than $6.65 or more than $7.25.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc. operates, franchises or joint ventures 310 Sizzler® restaurants worldwide, 112 KFC® restaurants located primarily in Queensland, Australia, and 21 Pat & Oscar’s® restaurants.  Worldwide Restaurant Concepts reported revenues of $354.8 million for its fiscal year ended April 30, 2005, and a net loss of 21.3 million, or $0.77 per diluted share. Additional information about the Company can be found at www.wrconcepts.com.

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FRB serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and receiving compensation therefore. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

About Pacific Equity Partners

Pacific Equity Partners is a leading Australasian private equity firm focusing on buyouts and late stage expansion capital.  The firm has been actively investing since 1998 and currently has over A$700 million of equity funds under management. Pacific Equity Partners works with management teams, providing experience and capital resources to grow value in a range of business situations. Additional information about Pacific Equity Partners can be found at www.pep.com.au.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements relate to expectations about future events or results and are based upon information available to the Company as of today’s date.  They also involve certain risks and uncertainties regarding the Company’s business and operations and the restaurant industry.  These forward-looking statements are not guarantees of the future performance of the Company and actual events or results may vary materially from the events and results discussed in this press release or in any other forward-looking statements made by or on behalf of the Company.  The Company cautions that these forward-looking statements are qualified further by other important factors, and the risks and cautionary statements set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005 and its other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update or revise any of the forward-looking statements contained herein to reflect future events or developments.

September 20, 2005

The Special Committee of the Board of Directors and

The Board of Directors

Worldwide Restaurant Concepts, Inc.

15301 Ventura Blvd., Building B

Suite 300

Sherman Oaks, CA 91403

Dear Directors:

We understand that Worldwide Restaurant Concepts, Inc. (the “Company”) entered into an agreement to merge (the “Merger”) with US Mergeco, Inc., a wholly-owned subsidiary of Aus Bidco Pty Limited. As part of the Merger, each share of the Company’s outstanding common stock held by the Company’s common stockholders (the “Stockholders”) shall be converted into and shall become the right to receive $7.00 in cash, subject to adjustment between $6.65 and $7.25 per share as provided in the Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 28, 2005 by and among the Company, AUS Bidco Pty Limited and US Mergeco, Inc. (the “Per Share Merger Consideration”).  We also understand that if the Per Share Merger Consideration, as defined in the Merger Agreement, were to be calculated as of September 20, 2005, it would be $6.92.

Such transaction and all related transactions are referred to collectively herein as the “Transaction.”

You have requested our opinion (the “Opinion”) as to the matters set forth below.  The Opinion does not address (i) the underlying business decision of the Committee, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the fairness of any portion or aspect of the Transaction not expressly addressed in the Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in the Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage, (v) the tax or legal consequences of the Transaction to either the Company, its security holders, or any other party, (vi) whether any security holder should vote in favor of the Transaction, or (viii) the fairness of any portion or aspect of the Transaction to any one class of the Company’s security holders vis-à-vis any other class of the Company’s security holders.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances.  Among other things, we have:

1.           reviewed the Company’s annual reports on Form 10-K for the fiscal years ended April 30, 2002 through 2005, quarterly reports on Form 10-Q for the quarter ended July 24, 2005, which the Company’s management has identified as being the most current financial statements available;

2.           reviewed copies of the following documents:

Merger Agreement dated as of April 28, 2005;

Worldwide Restaurant Concepts, Inc Confidential Information Memorandum dated December 2004;

Project Frankfort Debt Senior Facilities and Subordinated Note Facility Commitment Letter between Pacific Equity Partners Pty Limited, National Australia Bank Limited, AMP capital Investors and UBS AG dated April 18, 2005, as supplemented on April 28, 2005;

Equity Commitment Letters between affiliates of Pacific Equity Partners Pty Limited and AusHoldco Pty Limited dated April 18, 2005;

3.           spoken with certain members of the senior management of the Company and the Committee to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and spoken with representatives of the Company’s investment bankers to discuss certain matters;

4.           reviewed pro forma fiscal year end 2005 forecasts for WRC and its business units Collins Foods Group Pty. Ltd. (“CFG”), Sizzler® USA, Inc., and its sister company Sizzler® International Marks, Inc. (collectively “Sizzler”), and Pat & Oscar’s® Restaurants (“Pat & Oscars”);

5.           reviewed forecasts and projections prepared by the Company’s management with respect to the Company for the three years ending April 30, 2008;

6.           reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

7.           reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

8.           conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it.  We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company.  Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Per Share Merger Consideration, if it were to be calculated as of September 20, 2005, would be fair from a financial point of view to the Stockholders of the Company.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.